UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006 (May 26, 2006)


                                  WI-TRON, INC.
             (Exact name of registrant as specified in its charter)


Delaware                             0-21931                      22-3440510
---------------               --------------------           -------------------
(State or Other               (Commission File No.)             (IRS Employer
Jurisdiction                                                 Identification No.)
Incorporation)


                               59 LaGrange Street
                            Raritan, New Jersey 08869
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (908) 253-6870
               --------------------------------------------------
               Registrant's telephone number, including area code


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election
           of Directors; Appointment of Principal Officers.

      On May 26, 2006, the Registrant entered into an employment agreement with Joseph Nordgaard appointing Mr. Nordgaard as the Registrant's Chief Executive Officer for a term of three years commencing on May 31, 2006. The employment agreement also provides that Mr. Nordgaard serve as a director. Pursuant to the agreement, John Chase Lee, the Registrant's current Chief Executive Officer resigned simultaneously with Mr. Nordgaard's appointment. Mr. Lee shall remain as President and Chairman of the Board of Directors.

      The terms of the employment agreement provide for a $130,000 annual base salary. The Registrant will issue to Mr. Nordgaard 900,000 incentive stock options exercisable at a price to be determined by the Registrant's Board of Directors and its 2005 Stock Option Plan, and 1,100,000 five-year warrants to purchase the Registrant's common stock, exercisable at $.20 per share. Additional options may be issued upon certain milestones and as determined by the Registrant's Board of Directors.

      Mr. Nordgaard served as a consultant to the Registrant from October 2005 to May 2006, at a salary of $5,000 per month. Since 2002, Mr. Nordgaard has served as president and a member of Spectral Advantage LLC, a wireless consulting firm. From 1999 to 2002, he helped create the cdma450 industry, which utilizes a version of cdma2000 technology designed to operate in the 450 MHz band. He served as head of Lucent Technologies Worldwide Business Development and Strategy for cdma450. During this period, Mr. Nordgaard and his family moved to London, England for two years to help serve as a seconded technical and marketing advisor to Inquam Ltd. a wireless investment company for 450 MHz spectrum licenses. Mr. Nordgaard currently serves on the Board of the IA450 Association, which supports and promotes the use of cdma450 technology around the world. He has also been a member or participant in the following international industry bodies: ETSI, CEPT, ECITA, CDG, CITEL, ITU-D, ITU-8F, and PCIA.

      Mr. Nordgaard has over 20 years of experience in the wireless technology field, and, among other achievements, has provided wireless technology advice to the U.S. in connection with post-War spectrum planning in Iraq. Mr. Nordgaard was also recently awarded a "Gold Medal of Honor" from Huawei Technologies, of Shanghai, China for his efforts in introducing Huawei to the cdma450 industry. This was the first time this award was given to a non-Huawei employee.

      In 1983, Mr. Nordgaard received an M.S. in Computer Science from Monmouth University, in 1981 he received an A.S. in Computer Science from College of Staten Island, State University of New York ("SUNY"), and in 1979 Mr. Nordgaard received a B.S. from Syracuse University, SUNY. He has also been awarded two patents in the field of telecommunications. He is an Eagle Scout and has served as an Assistant Scout Master in London and in New Jersey. He currently lives in New Jersey, has been married for 25 years, and has two children.

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

                  Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

      10.1 Employment Agreement between Joseph Nordgaard and the Registrant dated May 26, 2006.

      99.1  Press Release Dated June 1, 2006.









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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                         WI-TRON, INC.


Date: June 2, 2006                       By: /s/ John Chase Lee
                                             -------------------------
                                             John Chase Lee, President











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